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                                                                 EXHIBIT 10.22

                               BONUS AGREEMENT




        THIS BONUS AGREEMENT (this "Agreement") is made as of October 10, 1996 by and among HORIZON GROUP, INC. (the "Corporation"), HORIZON/GLEN OUTLET CENTERS LIMITED PARTNERSHIP (the "Operating Partnership") (the Corporation and the Operating Partnership collectively referred to herein as the "Company"), and Richard A. Phillips (the "Employee").


                            W I T N E S S E T H :

        WHEREAS, the Employee has been employed as Vice President, Controller of the Corporation;

        WHEREAS, the Company has determined to employ the Employee, and the Employee wishes to accept such employment; and the Company and the Employee wish to provide herein the terms of Employee's employment;

        WHEREAS, the Corporation is the general partner in the Operating Partnership;

        WHEREAS, the Company presently owns and operates a retail center and manufacturer outlet shopping centers throughout the United States;

        WHEREAS, the Company owns or has options to acquire sites for and currently plans to develop several new centers and expansions of existing and new centers;

        WHEREAS, the Company intends to pursue an aggressive development strategy in order to take advantage of growth opportunities in the industry by opening new manufacturer outlet centers in markets throughout the United States; and

        WHEREAS, the economics of the manufacturer outlet center industry are such that the establishment by the Employee of an outlet center would significantly impede the Company from opening a center within the same geographic region serviced by the Employee's center;

        NOW, THEREFORE, IT IS AGREED THAT:

        Should the Employee remain with the Company until March 31, 1997, or be terminated by the Company for other than cause, The Company will pay the Employee a bonus of Thirty Thousand Dollars ($30,000) not later than thirty days after the completion of that term or the effective date of the termination, respectively.


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        Termination for Cause.  The Corporation may terminate the employment of the Employee hereunder if the Employee during the Term (i) commits an act of fraud with respect to the Company, (ii) is convicted of a felony, (iii) continually fails to substantially perform his duties under Paragraph 3 hereof (other than any such failure resulting from a material breach of the obligations of the Company under Paragraph 3 hereof or the disability of the Employee or any such failure occurring after any of the events constituting "Good Reason" hereunder has occurred) for a period of sixty (60) days after receipt by the Employee of a written demand for substantial performance has been delivered by the President of the Corporation or the Executive Committee of the Board of Directors to the Employee, which written demand specifically identifies in reasonable detail the manner in which the Company believes that the Employee has not substantially performed his duties hereunder, (iv) if the Corporation and its legal counsel have corroborated evidence and believe, in its (and its legal counsels) reasonable judgment, that the employee has engaged in one or more acts of gross sexual harassment, or a second occurance of a lesser sexual harassment following written notice of a prior sexual harassment incident, or (v) the material breach by the Employee of any of his obligations under Paragraphs 9 or 10 hereof and the failure of the Employee to correct such breach within sixty (60) days after the receipt by the Employee of a written notice from the President of the Corporation or the Executive Committee thereof specifying in reasonable detail the nature of such breach. Termination pursuant to this Paragraph 7(a) shall be herein referred to as a "Termination for Cause." Upon a Termination for Cause, the Company shall have no further obligation to pay the Employee's Base Salary or to provide any other employee benefits hereunder except for any Base Salary or other benefits that have fully accrued and vested but not been paid as of the effective date of such termination.

        Termination Without Cause. At any time during the Term, the President of the Corporation or the Executive Committee thereof may terminate the employment of the Employee hereunder without cause. Such termination shall be effective by providing the Employee with a written notice of termination. Termination pursuant to this Paragraph shall be herein referred to as "Termination Without Cause." If the President of the Corporation or the Executive Committee thereof terminates the Employee's employment under this Paragraph, the Company's obligations hereunder shall be to pay the Employee the Thirty Thousand Dollar ($30,000) Bonus and other benefits that have fully accrued and vested but not been paid as of the effective date of such termination



        The Company shall pay all reasonable expenses (including attorneys' fees) incurred by the Employee in successfully enforcing any provisions of this Agreement or successfully prosecuting a claim for breach thereof, provided the Employee is the prevailing party. The Employee shall pay all reasonable expenses (including attorneys' fees) incurred by the Company in successfully enforcing any provisions of this Agreement or successfully prosecuting a claim for breach thereof, provided the Company is the prevailing party.

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        This Agreement shall be non assignable, other than an assignment by the
Company in connection with a sale of all or substantially all the assets of the Company.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        HORIZON GROUP, INC.


                                        By:        /s/ Jeffrey A. Kerr
                                           -------------------------------
                                        Name: Jeffery A. Kerr
                                        Title: Chairman, President and Chief
                                               Executive Officer



                                        HORIZON/GLEN OUTLET CENTERS
                                        LIMITED PARTNERSHIP,
                                        By: HORIZON GROUP, INC., its General
                                            Partner


                                        By:        /s/ Jeffrey A. Kerr
                                           -------------------------------
                                        Name: Jeffery A. Kerr
                                        Title: Chairman, President and Chief
                                               Executive Officer



                                        /s/ Richard A. Phillips
                                        -------------------------------------
                                        RICHARD A. PHILLIPS


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